EXHIBIT 99.1

The Brink’s Company 1801 Bayberry Court P.O. Box 18100 Richmond, VA 23226-8100 USA Tel. 804.289.9600 Fax 804.289.9770

Contact:	FOR IMMEDIATE RELEASE
Investor Relations
804.289.9709

BRINK’S ACQUIRES CASH LOGISTICS BUSINESS IN RUSSIA

RICHMOND, Va., April 22, 2010 – The Brink’s Company (NYSE: BCO), announced that it has acquired a majority stake in a Russian cash processing business that complements the company’s acquisition of a CIT (cash-in-transit) business in the first quarter of 2009.  With principal operations in Moscow, Brink’s now has approximately 500 employees in Russia and offers a full range of CIT, ATM, money processing and Global Services operations for domestic and international markets.
Michael T. Dan, chairman, president and chief executive officer of The Brink’s Company, said:  “While our presence in Russia remains relatively small, Brink’s has established itself as the first international provider of CIT and cash logistics solutions in this fast-growing market.  Continued penetration of Russia is an important element of our long-term growth strategy, and we look forward to expanding our services there and in other developing markets.”

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.brinkscompany.com or call 804-289-9709.

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